                                                             Exhibit 5(g)

                       Investment Sub-Advisory Agreement

                                  Schedule A

Nuveen Growth and Income Stock Fund
-----------------------------------
Assets for which Services are to be rendered pursuant to Section 3:       All

Proportions applied under fee schedule pursuant to Section 5:             100% of all assets under Equity
                                                                          Management Fee

Nuveen Balanced Stock and Bond Fund
-----------------------------------

Assets for which Services are to be rendered pursuant to Section 3:       All

Proportions applied under fee schedule pursuant to Section 5:             The percentage of the Target Investment mix
                                                                          allocated by the Fund Board of Directors from
                                                                          time to time to Equity Securities under Equity
                                                                          Management Fee

                                                                          All remaining assets under Fixed Income
                                                                          Management Fee
Nuveen Balanced Municipal Stock Fund
------------------------------------

Assets for which Services are to be rendered pursuant to Section 3:       All Equity Securities

Proportions applied under fee schedule pursuant to Section 5:             40% of all assets under Equity Management Fee

Nuveen European Value Fund
--------------------------

Assets for which Services are to be rendered pursuant to Section 3:

Proportions applied under fee schedule pursuant to Section 5:

Amended: May _______, 1998